STICKER TO PROSPECTUS

The Prospectus for ICON ECI Fund Sixteen (the “Registrant”) consists of (1) this sticker, (2) the Prospectus, dated July 1, 2013, (3) the Supplement No. 1, dated August 9, 2013, (4) the Supplement No. 2, dated November 12, 2013, (5) the Supplement No. 3, dated December 11, 2013, (6) the Supplement No. 4, dated April 1, 2014, (7) the Supplement No. 5, dated May 14, 2014, (8) the Supplement No. 6, dated August 14, 2014, (9) the Supplement No. 7, dated November 14, 2014 and (10) the Supplement No. 8, dated December 3, 2014.  Supplement No. 8 contains information related to the closing of the Registrant’s offering period.

Filed Pursuant to Rule 424(b)(3)
File No. 333-185144

ICON ECI FUND SIXTEEN

SUPPLEMENT NO. 8
DATED DECEMBER 3, 2014
TO PROSPECTUS DATED
JULY 1, 2013

Summary

ICON ECI Fund Sixteen (“Fund Sixteen”) is providing you with this Supplement No. 8, dated December 3, 2014 (“Supplement No. 8”), to update the Prospectus, dated July 1, 2013 (the “Prospectus”), as amended by Supplement No. 1,  dated August 9, 2013 (“Supplement No. 1”), Supplement No. 2, dated November 12, 2013 (“Supplement No. 2”), Supplement No. 3, dated December 11, 2013 (“Supplement No. 3”), Supplement No. 4, dated April 1, 2014 (“Supplement No. 4”), Supplement No. 5, dated May 14, 2014 (“Supplement No. 5”), Supplement No. 6, dated August 14, 2014 (“Supplement No. 6”) and Supplement No. 7, dated November 14, 2014 (“Supplement No. 7”).  The information in this Supplement No. 8 supplements, modifies and supersedes some of the information contained in the Prospectus, as amended by Supplement No. 1, Supplement No. 2, Supplement No. 3, Supplement No. 4, Supplement No. 5, Supplement No. 6 and Supplement No. 7. This Supplement No. 8 forms a part of, and must be accompanied or preceded by, the Prospectus, Supplement No. 1, Supplement No. 2, Supplement No. 3, Supplement No. 4, Supplement No. 5, Supplement No. 6 and Supplement No. 7.

The primary purpose of this Supplement No. 8 is to update the closing date of Fund Sixteen’s offering period.

Closing Date of the Offering Period

Any and all references in the Prospectus, as amended by Supplement No. 1, Supplement No. 2, Supplement No. 3, Supplement No. 4, Supplement No. 5, Supplement No. 6 and Supplement No. 7, to the closing date of Fund Sixteen’s offering period or the last date on which shares may be sold shall mean “December 31, 2014.”

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